EXHIBIT 10.1

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement (this “Loan Modification Agreement’) is entered into as of December 24, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and MATRIXONE, INC., a Delaware corporation with its chief executive office located at 210 Littleton Road, Westford, Massachusetts 01886(“Borrower”).

1.     DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of December 29, 1998, evidenced by, among other documents, a certain Loan and Security Agreement dated as of December 29, 1998, between Borrower and Bank, as amended by certain Loan Modification Agreements dated as of September 28, 1999, December 28, 1999, August 18, 2000, December 29, 2000, May 10, 2001, and December 29, 2001 (as amended, the “Loan Agreement”). The Loan Agreement established (i) a working capital line of credit in favor of Borrower in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the “Committed Revolving Line”), and (ii) a Foreign Exchange Facility in favor of Borrower in the maximum principal amount of Fifteen Million Dollars ($15,000,000.00) (the “FX Forward Contracts”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.     DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.     Modifications to Loan Agreement.

1.     The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

“Revolving Maturity Date” means December 28, 2002.

and inserting in lieu thereof the following:

“Revolving Maturity Date” means December 27, 2003.

2.     The Loan Agreement shall be amended by deleting the definitions of “Eligible Accounts” and “Eligible Foreign Accounts” appearing in Section 1.1 thereof.

3.     The Loan Agreement shall be amended by deleting the definition of “Intellectual Property” appearing in Section 1.1 in its entirety, and inserting the following in lieu thereof:

“Intellectual Property” is any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

4.     The Loan Agreement shall be amended by deleting the following, appearing as Section 2.1.1(a) thereof, in its entirety:

(a)    Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to the Borrower in an aggregate outstanding amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less. Subject to the terms and conditions of this Agreement, amounts borrowed under this Section 2.1.1 may be repaid and reborrowed at any time during the term of this Agreement.

and inserting in lieu thereof the following:

(a)    Bank shall make Advances not exceeding the Committed Revolving Line, minus the aggregate outstanding Advances hereunder. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement

5.     The Loan Agreement shall be amended by deleting Section 2.2 thereof, in its entirety, as set forth below:

2.2    Overadvances.    If, at any time or any reason, the amount of Obligations owed by Borrower to Bank pursuant to Section 2.1.1 of this Agreement is greater than the lesser of (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower shall immediately pay to Bank in cash, the amount of such excess.

6.     The Loan Agreement shall be amended by deleting Section 6.3 thereof, in its entirety, and inserting in lieu thereof the following:

6.3    Financial Statements, Reports, Certificates.

(a)    Borrower shall deliver to Bank: (i) as soon as available, but quarterly no later than within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-Q filed with the Securities and Exchange Commission; (ii) as soon as available, but annually no later than within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K filed with the Securities and Exchange Commission; and (iii)other financial information reasonably requested by Bank.

7.     The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby deleted in its entirety.

8.     The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby deleted in its entirety.

4.     FEES.    Borrower shall pay to Bank a modification fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.     ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.    Borrower shall not, without providing the Bank with fifteen (15) days subsequent written notice: (i) change its jurisdiction of organization, or (ii) change its organizational structure or type, (iii) change its legal name, or (iv) change any organizational number (if any) assigned by its jurisdiction of organization

6.     AUTHORIZATION TO FILE.    Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral.

7.     CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.     RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.     NO DEFENSES OF BORROWER.    Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

10.   CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

11.   RIGHT OF SET-OFF.    In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.   COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:

MATRIXONE, INC.		SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By:	/s/ MAURICE CASTONGUAY	By:	/s/ MICHAEL D. SINCLAIR

Name:	Maurice Castonguay	Name:	Michael D. Sinclair

Title:	CFO	Title:	Vice President

SILICON VALLEY BANK

By:	/s/ MAGGIE GARCIA

Name:	Maggie Garcia

Title:	AVP

(signed in Santa Clara County, California)